UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 16, 2011

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code   301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01 — Entry into a Material Definitive Agreement

On March 16, 2011, Biospherics Incorporated, a wholly-owned subsidiary of Spherix Incorporated (the “Company”), and Inalco S.p.A. (“Inalco”) entered into a Settlement Agreement (“Settlement Agreement”) whereby Inalco has agreed to supply Biospherics with 8.5 metric tons of D-tagatose and both parties have agreed to release each other from any other further obligations under the 2009 Manufacturing Support and Supply Agreement.

On January 14, 2011, Biospherics Incorporated filed a Complaint For Injunction Relief And Damages in The United States District Court For The District Of Maryland against Inalco (the “Complaint”).  The Complaint alleged that Inalco had breached the 2009 Manufacturing Support and Supply Agreement as Inalco has (i) refused to supply D-tagatose previously paid for by Biospherics, (ii) refused to provide a promised bank guarantee, and (iii) shut-down its D-tagatose production facilities.

A copy of the Settlement Agreement is attached hereto as Exhibit 10.1.

Section 9.01 — Finance Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton, CFO

Date:	March 21, 2011